Exhibit 23.4

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426        (614) 766-1459 FAX

November 6, 2020

The Boards of Directors

Generations Bancorp NY, Inc.

Generations Bank

20 East Bayard Street

Seneca Falls, New York 13148

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) the Registration Statement on Form S-1 to be filed by Generations Bancorp NY, Inc., with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form FR MM-AC to be filed with the Board of Governors of the Federal Reserve System, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our appraisal report and any report updates and our statements concerning subscription rights and liquidation accounts in such filings, including the prospectus of Generations Bancorp NY, Inc.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller
Michael R. Keller
President

MRK:jmm